UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2009

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2009, the Board of Directors of Kratos Defense & Security Solutions, Inc. (the “Company”) adopted Amended and Restated Bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws revise and update, among other things, the advance notice provisions to:

•	clarify the procedures for stockholders to provide advance notice of stockholder proposals at stockholders meetings, including nominations of directors at annual meetings or special meetings;

•
provide that stockholders making proposals or nominations (or beneficial owners on whose behalf proposals or nominations are made) be stockholders (or beneficial owners, as applicable) at the time the notice is delivered to the Secretary of the Company and at the time of the meeting, and to require such stockholder to disclose all ownership interests, hedges, short positions, economic and profit incentives and rights to vote with respect to securities of the Company;

•
clarify and expand the information that stockholders submitting proposals are to include in stockholder notices, the disclosures to be made by persons nominated by stockholders as directors, and the disclosures to be made by the nominating stockholders regarding themselves and their nominees; and

•	require that disclosures by stockholders be updated and supplemented, if necessary, so as to be accurate as of the record date for an annual or special meeting.

In addition, the Amended and Restated Bylaws also reflect modernization of certain articles to comply with developments in the Delaware General Corporation Law that have taken place since the Company last amended and/or restated its bylaws.

This description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws filed herewith as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits .

3.1	Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc. as amended June 4, 2009.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Date: June 10, 2009	/s/ Laura L. Siegal
Laura L. Siegal
Vice President, Corporate Controller, Secretary and Treasurer

3

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc. as amended June 4, 2009.

4